                                                                   Exhibit 10.92


                                DECEMBER 28, 1999








                             PIONEER FOREST, L.L.C.





                     OVERSEAS PRIVATE INVESTMENT CORPORATION







                     ========================================

                          CONTRACT OF PLEDGE OF SHARES

                     ========================================
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                                    CONTENTS

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CLAUSE                                                                    PAGE
1.    INTERPRETATION. ...............................................       1
      Definitions ...................................................       1
      Interpretation ................................................       2
      Headings ......................................................       3

2.    ACKNOWLEDGEMENT OF INDEBTEDNESS OF THE COMPANY ................       3

3.    PLEDGE ........................................................       3
      Pledge ........................................................       3
      Assurance .....................................................       3

4.    PLEDGE IN ACCORDANCE WITH THIS CONTRACT AND OTHER RIGHTS ......       4

5.    DUTIES OF THE PLEDGOR .........................................       4
      Duties ........................................................       4
      Warranty ......................................................       6
      Rights ........................................................       6

6.    RIGHTS OF OPIC ................................................       7
      Failure to Perform Conditions of Finance Agreement ............       7
      Exercise of Rights ............................................       7
      Levy of execution .............................................       8

7.    APPLICATION OF PROCEEDS .......................................       8
      Accounts ......................................................       8

8.    PROTECTION OF RIGHTS OF OPIC ..................................       9

9.    ADDITIONAL ASSURANCES AND POWER OF ATTORNEY ...................       9
      Additional Assurances .........................................       9
      Powers of Attorney ............................................       9

10.   OBLIGATIONS IN ACCORDANCE WITH THIS CONTRACT SHALL NOT LEAD
      TO MERGER OR COMBINING OF RIGHTS OF PLEDGE ....................       9

11.   CHANGE OF NAME ................................................      10

12.   AVOIDANCE OF PAYMENTS .........................................      10

13.   NOTIFICATIONS AND DEMANDS .....................................      10

14.   CONCLUDING PROVISIONS .........................................      10

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
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CLAUSE                                                                    PAGE
         Evidence of Indebtedness .....................................    10
         Supplementary Nature of Rights; Waiver of Right ..............    11
         Consequences of Invalidity of Any Provision of this
         Contract .....................................................    11

15.   APPLICABLE LAW ..................................................    11

16.   ARBITRATION AND JURISDICTION ....................................    11
         Arbitration; Rules; Venue; Language ..........................    11
         Arbitrators;  Selection; Qualification .......................    12
         Law ..........................................................    12

         Statements of Claim and Defence; Representation; Proceedings..    12
         Awards .......................................................    13
         Costs, Fees and Expenses .....................................    13
         No Waiver ....................................................    13

17.   COUNTERPARTS ....................................................    13

         ANNEX 1 ......................................................    15

         ANNEX 2 ......................................................    16

         ANNEX 3 ......................................................    17

CONTRACT OF PLEDGE OF SHARES

Concluded on December 28, 1999 between:

PIONEER FOREST, L.L.C., a limited liability company organised and existing under the laws of the State of Delaware, USA (hereinafter the PLEDGOR); and

OVERSEAS PRIVATE INVESTMENT CORPORATION (hereinafter called OPIC).

         WHEREAS,

         (A) a Contract of Pledge of Shares in the Company was concluded on 3 June 1999 between OPIC and the corporation "Pioneer Forest, Inc." (USA) (hereinafter the CORPORATION); and

         (B) the Corporation is the owner of all (100%) of the shares in the Company and intends to transfer all of the shares in the Company to the Pledgor; and

(C) the rights of pledge of OPIC set forth in the Contract of Pledge of Shares in the Company of 3 June 1999 shall remain in effect after the Transfer of Shares from the Corporation to the Pledgor in accordance with Article 353 of the Civil Code of the Russian Federation.

The Pledgor and OPIC have come to the following agreement:

INTERPRETATION

DEFINITIONS

1.1 For the purposes of this Contract the terms defined in the Finance Agreement shall have the same meaning as if they had been used in this Contract and the following terms shall have the following meaning unless the context and content of this Contract require otherwise:

ACCELERATION EVENT means any one of the events specified in Section 7.1 of the Finance Agreement and any event which, with lapse of time or notice and lapse of time, may become such an event;

COMPANY means Closed Joint-Stock Company "FOREST-STARMA", a closed joint-stock company (registered by Decree No. 349 of the Head of Administration of Khabarovsky Krai dated 21 July 1992), registered and operating in conformity with the legislation of the Russian Federation, whose legal address is at ul. Chekhova, d.l, apt.3, Vanino Settlement, Khabarovsk Territory, Russian Federation 682860;

FINANCE AGREEMENT means the Finance Agreement of 21 December 1995 between the Company and OPIC and any promissory note drawn up on the basis of the Finance

Agreement, including in each instance any changes and additions thereto, including any changes in accordance with which obligations of the Company grow or increase or are affected in any other way;

MEANS OF SECURING OBLIGATIONS means any method of securing obligations by way of mortgage, hypotheque, pledge, pawn, possessory lien, right of set-off of obligations or any other way in accordance with the law of any State or the agreement of the parties;

PLEDGE means the pledge created by this Contract;

PLEDGED SHARES means all of the shares, which the Corporation will transfer to the Pledgor in the future, listed and described in Annex 1 to this Contract, all and any of the rights under or in relation to the shares, listed and described in Annex 1 to this Contract, and all other shares of the Company, issued or which are to be issued by the Company and which the Pledgor will acquire or has the right to acquire in its ownership;

TRANSFER OF SHARES means a transaction between the Corporation and the Pledgor for the transfer to the Pledgor of all the Pledged Shares owned by the Corporation.

RIGHTS means with respect to OPIC its powers, discretions, and rights in accordance with this Contract, the Finance Agreement and Russian law;

SECURED AMOUNTS means:

(a) money and other obligations which the Company is obliged to pay or to fulfil under the Finance Agreement and other documents related to the Finance Agreement as acknowledged by the Pledgor under Section 2 below; and

(b) the obligations of the Pledgor to OPIC under this Contract and/or any other Financing Documents to which the Pledgor is party,

and where the context so requires references to Secured Amounts shall include references to any such obligations.



INTERPRETATION

1.2 In this Contract and Annexes thereto in all instances except those when the context requires otherwise:

(a) references and/or mentions of OPIC, the Pledgor and the Company include respectively references and/or mentions of their legal successors and persons to whom by legal means the rights and duties of OPIC, the Pledgor and the Company have passed;

(b) references to a document shall include any document possessing legal force (including this Contract), any securities, statements, certificates, notices, or any other documents; in so doing the references to a document shall mean those references to a document or any provision thereof in changed, supplemented, or otherwise renewed form, or substituted by consent of the parties (in whole or in part);

(c) references to any law or normative act shall mean references to the law or normative act in changed or supplemented form or to a newly adopted law or normative act replacing a previous law or normative act; and

(d) references to any specific Section, paragraph, or Annex shall mean references to the specific Section, paragraph of, or Annex to this Contract.

HEADINGS

1.3 Headings in this Contract have been included exclusively for the convenience of work with the text and shall not affect the interpretation of the provisions of this Contract.

ACKNOWLEDGEMENT OF INDEBTEDNESS OF THE COMPANY

2. The Pledgor acknowledges (without thereby becoming a guarantor or surety in respect thereof) that the Company has agreed to repay to OPIC the principal debt comprising $9,300,000 (nine million three hundred thousand) US dollars (or such lesser amount as may be outstanding from time to time) and interest thereon by 15 December 2003 in accordance with the Finance Agreement; to fulfil all financial, as well as all other, obligations with respect to OPIC which periodically are subject to performance or which arise (either before or after the demand of OPIC for payment) on the basis of the Finance Agreement and/or on the basis of other Financing Documents to which the Company and OPIC are parties.

PLEDGE

PLEDGE

3.1 As a means of securing obligations of the Company to pay the Secured Amounts and to secure the Pledgor's obligations in favour of OPIC on the basis of this Contract and/or other agreements related to the Finance Agreement, the Pledgor pledges the Pledged Shares and all the rights under or in relation to the Pledged Shares to OPIC in accordance with the Law of Russian Federation "On Pledge" No. 2872-1 of 29 May 1992 and the Civil Code of the Russian Federation of 21 October 1994.

ASSURANCE

3.2 The Pledgor assures OPIC and confirms that the Pledged Shares are not the subject of pledge to the benefit of other persons and no demands whatever have been made by anyone in the respect of the Pledged Shares other than OPIC and that OPIC becomes the exclusive pledgeholder of first ranking with respect to the Pledged Shares.

3.3 The Pledgor assures OPIC and confirms that it intends to acquire full ownership rights to all of the Pledged Shares.

PLEDGE IN ACCORDANCE WITH THIS CONTRACT AND OTHER RIGHTS

4. This Pledge shall be without prejudice and in addition to any other Means of Securing Obligations whatsoever which may be held by OPIC or granted to OPIC by the Pledgor or the Company or any person for or in respect of the whole or part of the Secured Amounts; and the charges, covenants and provisions contained herein shall remain in force as continuing security to OPIC until the Secured Amounts have been paid in full. When the Secured Amounts have been repaid in full, and subject to OPIC being satisfied that no payment received by OPIC may be avoided or adjusted in the circumstances described in Section 12 hereof, OPIC shall upon the request of the Pledgor issue an absolute and unconditional release of this Pledge.

DUTIES OF THE PLEDGOR

DUTIES

5.1 Until the Secured Amounts have been paid in full and the Company has been released by OPIC from its related obligations, the Pledgor shall be obliged:

(a) not to use the Pledged Shares as the subject of securing other obligations, nor to create, or permit to be created, a pledge (irrespective of the ranking thereof), a trust, or any other right of demand with respect to or in connection with the Pledged Shares, whether by virtue of law or any other legally binding act or by virtue of a contract to the benefit of anyone whatever except for OPIC;

(b) without receiving the prior written consent of OPIC, not to transfer, sell, or transfer rights or otherwise alienate, or terminate its possession or management, or perform actions leading to or which might lead to the transfer, sale or transfer of rights or alienation or termination of possession or management of the Pledged Shares by the Pledgor or to the termination or change of any rights of the Pledgor to the Pledged Shares in any form;

(c) to make payment without delay and to ensure the payment of all taxes, duties, obligatory payments for authorisations, rights and licences granted, registration payments and duties, insurance payments, and also any other payments calculated in connection with or relating in any way to the Pledged Shares and/or to this contract, and at first demand to provide certificates and evidence to OPIC of all the said payments being made;

(d) immediately communicate to OPIC in writing any and all notices and information received by the Pledgor or the Company and affecting:

             (i) any proposals concerning the obligatory acquisition by anyone of all or any of the Pledged Shares, or proposals concerning the obligatory transfer to anyone of the right of ownership to all or any of the Pledged Shares;

            (ii) any proposals concerning the obligatory termination or restrictions of any nature on payment of dividends on all or any of the Pledged Shares;

           (iii) any court proceeding (or any other proceeding or bringing of suits or claims which might lead to a court proceeding) with respect to all or any of the Pledged Shares;

         and exclusively at the expense of the Pledgor to take measures and undertake such actions with respect to the aforesaid proposals, applications, court proceedings, other proceeding, suits, claims and the like which OPIC may, at its discretion, reasonably demand of the Pledgor;

(e) except for instances of receiving the prior consent of OPIC, which will not be refused without reasonable grounds therefor, not to conduct negotiations nor to settle any suits or claims to receive compensation pertaining to the Pledged Shares (including in accordance with any regulatory acts and in all other instances), or any suits or claims with regard to any insurance agreements relative to all or any part or parts of the Pledged Shares, or any other material compensation or insurance payments pertaining thereto;

(f) to fulfil in a timely way all obligations which by virtue of law have or might have preference to the obligations under this Contract;

(g) to maintain a record of this Pledge as required by Section 18 of the Law of the Russian Federation "On Pledge" No. 2872-1 of 29 May 1992 and allow third persons to be aware of the existence of this Pledge in accordance with applicable law;

(h) pay to OPIC, upon demand, the amount of all expenses which it may incur in, about or with a view to registering or enforcing this Pledge or otherwise in connection with this Pledge;

(i) promptly pay all calls, instalments and other payments which may be made or become due in respect of the Pledged Shares;

(j) forthwith sign, seal, deliver and complete all transfers, proxies, mandates, assignments and documents and do all acts and things which OPIC may, in its absolute discretion, at any time and from time to time specify:

             (i) for enabling or assisting OPIC to improve its rights to and security over the Pledged Shares;

            (ii) to exercise (or enable its nominee or nominees to exercise) any rights or powers attaching to the Pledged Shares;

           (iii) (in accordance with Section 6 below) to sell or dispose of the Pledged Shares; or

            (iv) otherwise to enforce any of the rights of OPIC under or in connection with this Pledge;

(k) forward to OPIC all material notices, reports, accounts, circulars and other documents relating to the Pledged Shares or which are sent to the holders of the Pledged Shares as soon as they are received;

(l) after an Acceleration Event has occurred and OPIC has sent to the Company a demand for payment of the Secured Amounts (or part thereof) take such action as OPIC may in its absolute discretion direct, in respect of any proposed compromise, arrangement, capital reorganisation, exchange, repayment or take-over offer affecting or in respect of the Pledged Shares or any of them or any proposal made for varying or abrogating any rights attaching to the Pledged Shares or any of them;

(m) indemnify OPIC (and any of their nominees) on demand from and against any claims by third parties which any of them may incur as holders of the Pledged Shares or any interest in the Pledged Shares while the Pledged Shares are held as security hereunder and resulting from any claim which arose while held as security hereunder; and

(n) promptly on execution of this Contract to give notice to the Company in the form set out in Annex 2 to this Contract, and procure that a confirmation in the form set out in Annex 3 is delivered to OPIC.

WARRANTY

5.2 The Pledgor warrants that it has complied with and will comply with all the necessary registration requirements in relation to the registration and issuance of the Pledged Shares.

RIGHTS

5.3 Notwithstanding anything expressed or implied in Section 5.1 or elsewhere in this Contract, until any of the events or circumstances specified in Section 6 of the Finance Agreement occur and OPIC has sent to the Company a demand for payment of the Secured Amounts (or part thereof), the Pledgor shall be entitled to exercise all voting and other rights and powers (by statute or otherwise) attached to or conferred on the Pledged Shares and to receive and retain all dividends and other distributions paid or distributed in respect of the Pledged Shares.

RIGHTS OF OPIC

FAILURE TO PERFORM CONDITIONS OF FINANCE AGREEMENT

6.1 If an Acceleration Event occurs, OPIC shall have the right (but in no event is it obliged to take nor does it bear responsibility for taking the measures enumerated below and without prejudice to any rights of OPIC whatever) in the name of the Company or otherwise to ensure the fulfilment of the obligations of the Company and to take such measures which OPIC in its discretion considers appropriate to rectify the existing situation.

EXERCISE OF RIGHTS

6.2 If an Acceleration Event occurs, and OPIC has sent to the Company a demand for payment of the Secured Amounts (or part thereof), then:

(a) all and any dividends and other distributions accruing on or deriving from the Pledged Shares which are thereafter paid or distributed (notwithstanding that they may have accrued in respect of an earlier period) shall:

             (i) if received by the Pledgor (or any nominee of the Pledgor) be held on trust and forthwith paid and transferred to OPIC; and

            (ii) when and if received by OPIC (or their nominee) shall form part of the Pledged Shares and be held by OPIC on the terms of this Pledge as additional security (and, if cash, be paid into a cash collateral deposit account and may be applied by OPIC at any time and from time to time thereafter in or towards the discharge of the Secured Amounts as OPIC thinks fit);

(b) OPIC may from time to time exercise (and may from time to time direct the exercise of) all voting and other rights and powers (by statute or otherwise) attached to or conferred on the Pledged Shares in such manner as OPIC (in their absolute discretion) thinks fit and the Pledgor shall, and shall procure that any nominee of the Pledgor shall, comply with any such directions of OPIC;

(c) the Pledgor shall (and shall procure that any nominee of the Pledgor shall) forthwith agree to accept instruction or order for and to attend all or any meetings of the holders of the Pledged Shares, to appoint proxies and exercise all voting and other rights and powers which may at any time be exercisable by the holders of the Pledged Shares as OPIC may from time to time direct.

LEVY OF EXECUTION

6.3 If an Acceleration Event occurs and OPIC has sent to the Company a demand for payment of the Secured Amounts (or part thereof), then OPIC may levy execution on the Pledged Shares in accordance with the procedure established by Russian law. To the extent that the parties are free to choose the tribunal to commence execution proceedings, the parties choose arbitration in accordance with Section 16.

APPLICATION OF PROCEEDS

7.1 All cash assets received as a result of the exercise of the rights of OPIC pursuant to this Contract and all other cash assets received by OPIC in connection with this Pledge after handing over to the Company a demand for payment of the Secured Amounts (taking into account the need to satisfy other demands which might have priority ahead of the obligations under this Contract) shall be applied to make payments in the following order:

(a) the amount of all expenses, costs, demands for payment, obligations, and the like paid, incurred or presented for payment to OPIC and which are Secured Amounts;

(b) all other amounts comprising Secured Amounts, in the order determined by OPIC;

(c) payments to the benefit of the Company if OPIC is not required to make any payments in favour of other persons in accordance with the laws of any State.

ACCOUNTS

7.2 Notwithstanding Section 7.1, all and any cash assets coming to OPIC from the Pledgor or the Company or from any other person making payments with regard to obligations or in connection with obligations of the Company or the Pledgor or otherwise relating to the realisation or the exercise of the rights with respect to the Pledged Shares in accordance with this Contract may be credited by OPIC as a whole or in any proportion at the discretion of OPIC to any account or item of account or may be applied by OPIC to cover obligations of the Company and the Pledgor with regard to any other transactions and, without limitation, OPIC may at its discretion at any time insofar as all Secured Amounts have not been paid to OPIC credit in a separate or a suspense account as collateral security any cash assets received by OPIC from the Company or the Pledgor or other persons in connection with this Contract for so long and in the manner as OPIC considers acceptable, and such may be applied by OPIC at any time and from time to time thereafter in or towards discharge of the Secured Amounts as OPIC thinks fit.

PROTECTION OF RIGHTS OF OPIC

8. OPIC shall not bear responsibility for any loss, causing of damage or harm which is the result of the exercise, or the intention to exercise, or the failure to exercise, or the impossibility to exercise, any of the respective Rights.

ADDITIONAL ASSURANCES AND POWER OF ATTORNEY

ADDITIONAL ASSURANCES

9.1 The Pledgor agrees that at any time (and for the purposes designated in paragraph (a) below even if OPIC has not sent demands to make payment of the Secured Amounts or the performance of other obligations) at the first demand of OPIC, at the expense of the Company, to sign any legally binding document or to undertake legally binding actions which:

(a) OPIC may direct for the purposes of ensuring the validity, legality, and ranking of the Pledge or any other Means of Securing Obligations received or which should have been received in accordance with this Contract; or

(b) OPIC may direct and which are reasonably necessary in the opinion of OPIC in order to exercise any of the Rights.

POWERS OF ATTORNEY

9.2 For the purposes of securing the Rights of OPIC to the Pledged Sharesand the performance of obligations and duties of the Pledgor to OPIC both under this Contract and others, the Pledgor shall be obliged upon the first demand of OPIC to appoint (by a power of attorney, the form and content of which must be approved by OPIC) OPIC to be the representative (possessing the full right to appoint deputies and the right to further delegate any powers, including the right to transfer powers to a person appointed by a deputy, to make further appointments, in all instances with respect to all or part of the Pledged Shares) of the Pledgor (the Pledgor shall be obliged also to renew such power of attorney or powers of attorney when this is necessary in order to ensure their validity) and in the name of the Pledgor or otherwise to sign legally binding documents or to perform actions having legally binding consequences which OPIC (or their deputies or other empowered persons) considers, in its opinion, to be appropriate in connection with the exercise of any rights of OPIC or which the Pledgor is obliged to create for the benefit of OPIC on the basis of this Contract or other related agreements. No such power of attorney shall extend to or include any of the rights pertaining to the Pledgor under Section 5.3.

OBLIGATIONS IN ACCORDANCE WITH THIS CONTRACT SHALL NOT LEAD TO MERGER OR COMBINING OF RIGHTS OF PLEDGE

10. The rights contained in this Contract or created in accordance with this Contract shall serve as an addition (and in no event either excluding or affecting) to other rights of pledge, the right to levy execution, the right to set-off counter-obligations, the right to combine obligations or any other rights of OPIC which it may acquire in the future (or shall have in addition to the Pledge arising under this Contract, or other rights in relation to this Contract) with respect to the Company or the Pledgor or any other person in connection with the Secured Amounts. OPIC shall have the right at any time to create, waive, exercise, change, exchange or refrain from the registration or other analogous procedures or the creation of any other Means of Securing Obligations without affecting in so doing or limiting the rights under this Contract. OPIC does not and shall not bear responsibility to the Pledgor for any damage which is the result of the failure of OPIC to take measures with regard to the use of or failure to use its rights or the procedure or means to exercise them or the avoidance of or refraining from the exercise of any of its rights as pledgeholder.

CHANGE OF NAME

11. This Contract shall remain in force and its performance may be secured irrespective of whether the name, composition, form, or status (or legal status) of OPIC, the Company or the Pledgor changes, whether there occurs the merger or association in any form of OPIC, the Company or the Pledgor with another person or enterprise irrespective of its form, whether any changes occur in the organisation of the Pledgor, the Company or any of their participants (stockholders).

AVOIDANCE OF PAYMENTS

12. If any payment is avoided or changed in accordance with norms of law, including any act relating to the regulation of insolvency (bankruptcy), no release from obligations or settlement of obligations or claims performed by OPIC on the basis of such payment shall affect in any way the rights of OPIC to receive the Secured Amounts from the Company or the Pledgor or to exercise its rights under this Contract in order to receive all of the Secured Amounts.

NOTIFICATIONS AND DEMANDS

13. The provisions of Section 8.1 of the Finance Agreement shall be an integral part of this Contract and shall be subject to application to this Contract mutatis mutandis.

CONCLUDING PROVISIONS

EVIDENCE OF INDEBTEDNESS

14.1 In any petition to sue, examination, or claim relating to this Contract or to the rights of pledge under this Contract, a statement concerning the need to perform any payment to the benefit of OPIC, or a payment of all, part, or parts of the Secured Amounts, which is confirmed by personnel of OPIC is, excluding instances of obvious or incontestable mistakes, prima facie evidence of the Company's indebtedness in the amount designated therein.

SUPPLEMENTARY NATURE OF RIGHTS; WAIVER OF RIGHT

14.2 The rights and powers which this Contract grants to OPIC shall supplement one another, may be exercised as often as OPIC wishes, and supplement their respective rights in accordance with general norms of law (irrespective of whether they arise under this Contract or in accordance with law and subordinate acts). OPIC may waive such rights; however such waiver must be expressed (and not implied) and be in writing and, in particular, any failure to use or impossibility of use of any rights, or delay in the use of rights, shall not mean and may not be construed as a waiver of any of such rights; any improper or partial exercise of such rights shall not terminate or preclude the possibility of the exercise of such rights or any other rights in the future or in other instances and circumstances; and no action or behaviour or agreement through negotiations with the participation of OPIC or persons acting in its name shall prevent OPIC from exercising any of their rights and shall not mean the suspension or change of the character, form, and content of any of such rights or of such rights as a whole.

CONSEQUENCES OF INVALIDITY OF ANY PROVISION OF THIS CONTRACT

14.3 If any of the provisions of this Contract becomes or are deemed to be void, not conforming to law, or the enforcement of which is impossible in a judicial proceeding in accordance with any norm of law, the validity, conformity to law and legal effect of other provisions shall in no event be brought into doubt nor affected, and all such provisions shall remain in force.

APPLICABLE LAW

15. This Contract shall be governed by and interpreted in accordance with the laws of the Russian Federation.

ARBITRATION AND JURISDICTION

ARBITRATION; RULES; VENUE; LANGUAGE

16.1 Any dispute, controversy or claim arising out of, or relating to, or in connection with, this Contract (including the breach, termination or validity hereof or thereof), and any dispute concerning the scope of this arbitration clause, may, at the option of OPIC and upon written notice to the Pledgor, be referred to for final settlement by arbitration. Such arbitration proceedings shall be conducted in accordance with the International Arbitration rules of the International Chamber of Commerce (ICC) in effect on the date on which the arbitration commences (the RULES). The seat of the arbitration shall be the City of New York, New York, unless OPIC directs that the place of arbitration shall instead by Washington, DC or London. The arbitration shall be conducted in the English language. Upon the Pledgor's receipt of a notice from OPIC of its election to settle by arbitration any dispute, controversy or claim pursuant to this Section 16, the Pledgor shall be obliged to settle such dispute, controversy or claim as provided in this Section 16. If any dispute, controversy or claim is referred to arbitration by OPIC, the Pledgor hereby agrees to the jurisdiction of the arbitral panel with respect to such dispute, controversy or claim to the exclusion of the courts of the Russian Federation or any other jurisdiction.

ARBITRATORS; SELECTION; QUALIFICATION

16.2 The arbitration shall be conducted by three arbitrators. OPIC and the Pledgor shall each appoint one arbitrator, and each shall notify the other of the name of its appointee within 60 days of the date of OPIC's notice to the Pledgor. The two arbitrators appointed by OPIC and the Pledgor shall together, within 60 days after the date on which the first two arbitrators were required to be appointed, appoint the third, presiding arbitrator. If OPIC and the Pledgor fail to appoint any arbitrator within the time limits provided hereunder, such arbitrators shall upon the written request of OPIC or the Pledgor, be appointed by the President of the ICC. Each arbitrator shall be fluent in the English language, shall be a disinterested person, and shall be an attorney qualified to practice law in the State of New York or the District of Columbia for a minimum of 5 years, with experience in representing lenders and borrowers in international project finance lending to private sector borrowers. OPIC or the Pledgor may, within 10 days of notice of an appointment, challenge the appointment of an arbitrator as lacking the qualifications set forth in the preceding sentence pursuant to the procedures prescribed by the rules. Any determination by the ICC as to qualification shall be final and binding and not subject to judicial review. If an arbitrator must be replaced for any reason, the appointing party shall endeavour to appoint a substitute within a reasonable time.

LAW

16.3 Each arbitral panel established hereunder shall make its decisions entirely on the basis of this Contract or Finance Agreement, as applicable, the governing law provisions provided herein or therein, and the Rules.

STATEMENTS OF CLAIM AND DEFENCE; REPRESENTATION; PROCEEDINGS

16.4 OPIC shall communicate its statement of claim in writing to the Pledgor and the arbitral panel within a period of time to be determined by the panel. The Pledgor shall file a statement of defence in writing following receipt of OPIC's statement of claim within a period of time to be determined by the panel. The parties may be represented or assisted by legal counsel of their choice. The arbitral panel shall determine a date on which it shall commence taking evidence, which date shall not be less than 60 days after the Pledgor's submission of its statement of defence, unless OPIC directs otherwise. Where the Rules do not provide for a particular situation, the arbitral panel shall by a majority, in its absolute discretion, determine the course of action to be followed and its decision shall be final.

AWARDS

16.5 The arbitral panel shall issue a written decision and award within 60 days after the conclusion of the relevant proceedings. Any award of the arbitral panel shall be final and binding, and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction. Any money award shall be made and shall be payable in US dollars. The award shall be limited to the scope of the submission and in no circumstances shall the arbitral panel render an award ex aequo et bono or as amiable compositeur. If either party wishes to submit a request that the arbitral panel interpret the award or correct any clerical, typographical or computation errors, or make an additional award as to claims presented but omitted from the award, such request shall be submitted to the arbitral panel and the other party within 10 days after the award. If the panel considers such request justified, after considering the contention of the parties, the panel shall promptly comply with such request. The arbitral panel. OPIC or the Pledgor shall not be entitled to seek from any judicial authority or take any interim measures or provide any preaward relief against OPIC or the Pledgor, notwithstanding any contrary provisions in the Rules.

EXPENSES

16.6     Each party shall pay its own costs, fees and expenses.

NO WAIVER

16.7 In invoking any arbitration pursuant to this Section 16, OPIC shall not be deemed to have waived any rights, immunities or privileges to which it or any of its directors, officers or employees are entitled. By submitting to arbitration, OPIC shall not be deemed to have submitted to the jurisdiction of any court other than the United States Court of Claims in Washington DC.

COUNTERPARTS

17. This Contract may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Contract.

This Contract has been concluded by the Pledgor and by OPIC on         , in two
copies in the English language and two copies in the Russian language, each of which has identical legal force.

Legal addresses of the parties:

         Pledgor:                             OPIC:

         Pioneer Forest, L.L.C.               Overseas Private Investment
                                              Corporation

         Corporation Trust Center             1100 New York Avenue NW
         1209 Orange Street                   Washington DC 20627-0001
                                              USA
         Wilmington, Delaware 19801

         USA


SIGNED by                                            )
/s/ Stephen G. Kasnet                                )
---------------------
for and on behalf of                                 )
PIONEER FOREST, L.L.C.                               )




SIGNED by                                            )
/s/ Stephen S. Smith                                 )
--------------------
for and on behalf of                                 )
OVERSEAS PRIVATE                                     )
INVESTMENT CORPORATION                               )

                                     ANNEX 1

   (BEING AN INTEGRAL PART OF THE CONTRACT OF PLEDGE OF SHARES IN JOINT STOCK
       COMPANY "FOREST-STARMA" BETWEEN PIONEER FOREST, L.L.C. AND OVERSEAS
                               PRIVATE INVESTMENT
                        CORPORATION OF DECEMBER 28, 1999)

                                 PLEDGED SHARES

DESCRIPTION                                                          VALUE(1)

1455 ordinary registered shares (common stock) in Closed          USD18,300,000
Joint-Stock Company "FOREST-STARMA" with a par value of 1
Rouble each


         PLEDGOR                                      OPIC

         Pioneer Forest, L.L.C.                       Overseas Private

                                                      Investment Corporation

         Corporation Trust Center                     1100 New York Avenue NW
                                                      Washington DC 20627-0001
         1209 Orange Street                           USA

         Wilmington, Delaware 19801

         USA





--------

(1) The value of the Pledged Shares designed in this Annex is the value of the Pledged Shares, the amount of which has been agreed by OPIC and the Pledgor, based on the audited balance sheet of Closed Joint-Stock Company "FOREST-STARMA" as of 31 December 1998. The value of the Pledged Shares at the moment of the exercise of the rights of OPIC shall be equal to the price of such shares received by OPIC after the sale or realisation by other means of the Pledged Shares, taking into account the location and condition of the assets of the Pledgor at the moment of the exercise of the rights of OPIC.

                                     ANNEX 2

   (BEING AN INTEGRAL PART OF THE CONTRACT OF PLEDGE OF SHARES IN JOINT STOCK
       COMPANY "FOREST-STARMA" BETWEEN PIONEER FOREST, L.L.C. AND OVERSEAS
                               PRIVATE INVESTMENT
                        CORPORATION OF DECEMBER 28, 1999)

                                NOTICE OF PLEDGE



From:           PIONEER FOREST, L.L.C.,

To:             Closed Joint-Stock Company "FOREST-STARMA"

Copy to:        Overseas Private Investment Corporation

Dear Sirs,

We hereby give you notice that by a Contract of Pledge of Shares dated [_____ _____] 1999 and made between this Company (hereinafter the PLEDGOR) and Overseas Private Investment Corporation, (hereinafter OPIC) we have pledged absolutely to OPIC all of the shares in Closed Joint-Stock Company "FOREST-STARMA" which the Pledgor intends to acquire from the corporation "Pioneer Forest, Inc. (USA) (hereinafter the CORPORATION).

After the aforesaid acquisition of the shares in Closed Joint-Stock Company "FOREST-STARMA" by the Pledgor from the Corporation, and unless and until OPIC has sent you a demand for payment following the occurrence of an event of default in accordance with Section 7 of the Finance Agreement between OPIC and you, we retain the right to all and any dividends and other distributions in connection with the Pledged Shares and to all other rights.

This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to OPIC on the enclosed consent to pledge.




Yours faithfully,




 .........................
For and on behalf of
Pioneer Forest, L.L.C.

                                     ANNEX 3

   (BEING AN INTEGRAL PART OF THE CONTRACT OF PLEDGE OF SHARES IN JOINT STOCK
       COMPANY "FOREST-STARMA" BETWEEN PIONEER FOREST, L.L.C. AND OVERSEAS
                               PRIVATE INVESTMENT
                        CORPORATION OF DECEMBER 28, 1999)

                            ACKNOWLEDGEMENT OF PLEDGE



From:           Closed Joint-Stock Company "FOREST-STARMA"

To:             Overseas Private Investment Corporation
                                                                      Date:

Dear Sirs,

We acknowledge receipt of a notice of pledge dated December 28, 1999 (hereinafter - the NOTICE) from Pioneer Forest, L.L.C. (hereinafter the PLEDGOR) and confirm that the Notice is adequate notice of a Contract of Pledge of Shares dated December 28, 1999. We further acknowledge that the Notice confers on you the rights of the Pledgee in respect of all the shares of the Pledgor in Closed Joint-Stock Company "FOREST-STARMA" which the Pledgor will acquire from the corporation "Pioneer Forest, Inc." (USA) (hereinafter the CORPORATION) and that the issuance of the shares has been properly registered in accordance with the laws of the Russian Federation.

Notice of Pledge will be entered on the register of shareholders of Closed Joint-Stock Company "FOREST-STARMA" after the acquisition of the shares in Closed Joint-Stock Company "FOREST-STARMA" by the Pledgee from the Corporation.


Yours faithfully,




 ........................................
 For and on behalf of
Closed Joint-Stock Company "FOREST-STARMA"